UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported): July 19, 2007

hhgregg, Inc.

(Exact name of Registrant as Specified in its Charter)

Commission File Number: 001-33600

Delaware	20-8819207
(State of Other Jurisdiction Of Incorporation or Organization)	(I.R.S. Employer Identification No.)

4151 East 96th Street

Indianapolis, Indiana 46240

(Address of Principal Executive Offices, Including Zip Code)

(317) 848-8710

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On July 19, 2007, hhgregg, Inc. (“hhgregg”) announced the pricing of its initial public offering of 9,375,000 shares of common stock, at a price of $13.00 per share. The shares will be listed on the New York Stock Exchange and will trade under the symbol “HGG” beginning July 20, 2007. Of the 9,375,000 shares of common stock, 3,750,000 shares will be sold by hhgregg and 5,625,000 will be sold by certain stockholders. The underwriters have a 30-day option to purchase up to an additional 1,406,250 shares pro rata from the selling stockholders at the initial public offering price less the underwriting discount, to cover over-allotments.

On July 20, 2007, hhgregg announced that in connection with the previously announced tender offer and consent solicitation of Gregg Appliances, Inc. (“Gregg Appliances”), its wholly owned subsidiary, for all of Gregg Appliances’ $111,205,000 aggregate amount of 9% Senior Notes due 2013 (the “9% Senior Notes”), Gregg Appliances has amended the IPO Condition to the tender offer, as defined in the Offer to Purchase and Consent Solicitation Statement, dated June 26, 2007 (the “Statement”). The amendment provides that the consummation of the initial public offering of hhgregg, resulting in gross proceeds to hhgregg of at least $48,750,000, is a condition to Gregg Appliances’ obligation to accept the 9% Senior Notes for purchase and pay the Tender Officer Consideration and Consent Payment, as applicable (each as defined in the Statement.)

A copy of the press release announcing the pricing of the initial public offering is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

A copy of the press release announcing the amendment of the tender offer is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated July 19, 2007.
99.2	Press Release, dated July 20, 2007.

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Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HHGREGG, INC.

By:	/s/ Donald J.B. Van der Wiel
Donald J.B. Van der Wiel
Chief Financial Officer

Date: July 20, 2007

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated July 19, 2007.
99.2	Press Release, dated July 20, 2007.

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